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                                                                   EXHIBIT 10.15

                          NEGOTIABLE PROMISSORY NOTE
                          --------------------------


                                                             Englewood, Colorado
$1,995,724.98                                                November 10, 2000

     FOR VALUE RECEIVED, the undersigned, Charles T. Fote, an individual residing in Highlands Ranch, Colorado (the "Maker"), hereby promises to pay to First Data Corporation, a Delaware Corporation (the "Company") or any subsequent holder hereof (the Company, together with any subsequent holder(s) hereof, the "Holder"), without grace, at the office of the Company at 6200 South Quebec Street, Englewood, Colorado 80111, or at such other place as the Holder may designate to Maker in writing from time to time, on the Due Date (as defined below), the principal sum of One Million Nine Hundred Ninety Five Thousand Seven Hundred Twenty Four and 98/100s Dollars ($1,995,724.98) (the "Loan Amount") plus interest accrued on the Loan Amount pursuant to the terms set forth below, in lawful money of the United States of America and immediately available funds. The Due Date shall be the earlier of: (i) the six-month anniversary of the date hereof; (ii) the date on which the Maker is no longer employed by the Company for any reason whatsoever; (iii) the date on which the Maker shall commence, or have commenced against him, any case, proceeding or other action relating to bankruptcy, insolvency, or any similar or related action; or (iv) the date on which the Loan Amount is prepaid in full. Interest shall accrue on the Loan Amount at a fixed rate equal to 6.10% per annum, compounded semiannually, and shall be calculated on the basis of the actual number of days in the year and actual days elapsed.

     The Loan Amount may be prepaid at any time, in whole or in part, without penalty or premium. Interest shall not be payable until the Termination Date and no prepayment amount shall be allocated to the payment of accrued interest until the Loan Amount has been paid in full. The Holder is hereby authorized to endorse the date and amount of each repayment of principal, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any Holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Negotiable Promissory Note.

     It is hereby expressly agreed that if full payment of the Loan Amount and all accrued interest thereon (in the aggregate, the "Required Payment Amount") is not made on the Due Date, then a default exists under this Negotiable Promissory Note and interest thereafter shall accrue on the Required Payment Amount at the rate of 12% per annum compounded daily.

     Time is of the essence of this Negotiable Promissory Note. In the event that this Negotiable Promissory Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, attorney's fees.

     Presentment for payment, demand, protest and notice of demand, protest and nonpayment, and all other notices, are hereby waived by the Maker. No extension or waiver by the Holder of any of the Maker's obligations hereunder shall be construed as a novation of this Negotiable Promissory Note, as a reinstatement of the indebtedness evidenced hereby, as a
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waiver of the right of the Holder to insist on strict compliance with the terms hereof, or to prevent the exercise by the Holder of any right granted hereunder or by the laws of the State of Colorado or in equity; and Maker hereby expressly waives the benefit of any statute or rule of law or equity, now existing or hereafter arising, that would produce a result contrary to or in conflict with the foregoing. No extension of time for the payment of this Negotiable Promissory Note shall operate as a release, discharge, modify, change or affect the original liability of the Maker either in whole or in part unless the Holder otherwise agrees in writing. This Negotiable Promissory Note may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Maker hereby waives and renounces for himself, his heirs, successors and assigns, all rights to the benefits of any statute of limitations, moratorium, reinstatement, marshalling, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or that may be provided, by the Constitution or the laws of the United States of America or any state thereof, both as to himself and in an to all his property, both real and personal, against the enforcement and collection of the obligations evidenced by this Negotiable Promissory Note.

     Maker hereby transfers, conveys and assigns to Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Negotiable Promissory Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Holder a sufficient amount of money or property set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby irrevocable appoint Holder the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

     In addition to any rights and remedies of the Holder provided by law, the Holder shall have the right, without prior notice to the Maker and any such notice being expressly waived by the Maker, upon any amount becoming due and payable by the Maker under this Negotiable Promissory Note to set-off and appropriate and apply against such amount any and all credits, indebtedness or claims, including compensation, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Holder to or for the credit or the account of the Maker

     If, from any circumstances whatsoever, fulfillment of any provision of this Negotiable Promissory Note, at the time performance hereunder shall be due, shall involve exceeding the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Negotiable Promissory Note which is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

     If any provision of this Negotiable Promissory Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Negotiable Promissory Note and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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     As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives, and assigns, whether voluntary by action of the parties or involuntary by operation of law.

       THIS NEGOTIABLE PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF COLORADO.

     IN WITNESS WHEREOF, Maker has executed this Negotiable Promissory Note on the date first written above.



                                        By:   /s/ Charles T. Fote
                                            ------------------------
                                            Charles T. Fote

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